Exhibit 99.1

Cree Reports Financial Results for the First Quarter of Fiscal Year 2020
DURHAM, N.C. October 30, 2019 -- Cree, Inc. (Nasdaq: CREE) today announced revenue of $242.8 million for its first quarter of fiscal 2020, ended September 29, 2019. This represents an 11% decrease compared to revenue of $274.2 million reported for the first quarter of fiscal 2019, and a 3% decrease compared to the fourth quarter of fiscal 2019. GAAP net loss from continuing operations for the first quarter was $37.8 million, or $0.35 per diluted share, compared to GAAP net loss from continuing operations of $0.8 million, or $0.01 per diluted share, for the first quarter of fiscal 2019. On a non-GAAP basis, net loss from continuing operations for the first quarter of fiscal 2020 was $3.6 million, or $0.03 per diluted share, compared to non-GAAP net income from continuing operations for the first quarter of fiscal 2019 of $23.2 million, or $0.23 per diluted share.
“The transformation of Cree continued during the quarter and we delivered results that met or exceeded the upper end of our ranges," stated Gregg Lowe, CEO of Cree. “While we will continue to experience some near-term headwinds, we are continuing to build our long-term prospects as customers look to leverage the benefits of our silicon carbide and GaN solutions to drive innovation.”
Business Outlook:

For its second quarter of fiscal 2020, Cree targets revenue in a range of $234 million to $240 million. GAAP net loss is targeted at $45 million to $49 million, or $0.42 to $0.46 per diluted share. Non-GAAP net loss is targeted to be in a range of $8 million to $12 million, or $0.07 to $0.11 per diluted share. Targeted non-GAAP loss excludes $31 million of estimated expenses, net of tax, related to stock-based compensation expense, amortization or impairment of acquisition-related intangibles, factory optimization restructuring and start-up costs, accretion on convertible notes, and project, transformation and transaction costs. The GAAP and non-GAAP targets from continuing operations do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the first quarter results and the fiscal second quarter 2020 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is an innovator of Wolfspeed™ power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

The Company revised net cash provided by operating activities and total free cash flow for the three months ended September 23, 2018 to correct the presentation of tax withholding on vested equity awards. The Company increased net cash provided by operations and total free cash flow by $10.8 million and decreased net cash provided by financing activities by the same amount. The Company concluded this error was not material individually or in the aggregate to any of the periods impacted.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the Wolfspeed business and our ability to achieve our targets for the second quarter of fiscal 2020. Actual results could differ materially due to a number of factors, including the risk that the economic and political uncertainty caused by the already imposed and proposed tariffs by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; risks related to international sales and purchases, including the risk that U.S. government actions with respect to Huawei Technologies Co. and its affiliates or other foreign customers or vendors may have a greater impact on our business and results of operations than our expectations; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; risks associated with our factory optimization plan and construction of a new fabrication facility, including design and construction delays and cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; risks associated with integration or transition of the operations, systems and personnel of the Lighting Products business unit, each, as applicable, within the term of the post-closing transition services agreement between IDEAL Industries, Inc. and Cree; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips and LED components; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 30, 2019, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended
(in millions of U.S. Dollars, except per share data)	September 29, 2019	September 23, 2018
Revenue, net	$242.8	$274.2
Cost of revenue, net	168.6	175.9
Gross profit	74.2	98.3
Gross margin percentage	31%	36%

Operating expenses:
Research and development	43.7	36.3
Sales, general and administrative	57.6	43.9
Amortization or impairment of acquisition-related intangibles	3.6	3.9
Loss on disposal or impairment of other assets	1.0	0.4
Other operating expense	7.2	3.0
Operating (loss) income	(38.9)	10.8
Operating (loss) income percentage	(16)%	4%

Non-operating (income) expense, net	(1.6)	9.7
(Loss) income before income taxes	(37.3)	1.1
Income tax expense	0.5	1.9
Net loss from continuing operations	(37.8)	(0.8)
Net loss from discontinued operations	—	(10.3)
Net loss	(37.8)	(11.1)
Net income attributable to noncontrolling interest	—	—
Net loss attributable to controlling interest	($37.8)	($11.1)

Basic and diluted loss per share
Continuing operations attributable to controlling interest	($0.35)	($0.01)
Net loss attributable to controlling interest	($0.35)	($0.11)

Weighted average shares - basic and diluted (in thousands)	107,113	101,884

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	September 29, 2019	June 30, 2019
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$993.9	$1,051.4
Accounts receivable, net	137.6	128.9
Inventories	182.9	187.4
Income taxes receivable	—	0.2
Prepaid expenses	22.8	23.3
Other current assets	15.6	19.7
Current assets held for sale	0.2	1.9
Total current assets	1,353.0	1,412.8
Property and equipment, net	656.5	625.2
Goodwill	530.0	530.0
Intangible assets, net	191.9	197.9
Other long-term investments	42.9	39.5
Deferred tax assets	5.1	5.6
Other assets	17.2	5.9
Total assets	$2,796.6	$2,816.9

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$174.5	$200.9
Income taxes payable	1.4	3.0
Accrued contract liabilities	43.2	45.8
Other current liabilities	23.6	18.5
Total current liabilities	242.7	268.2

Long-term liabilities:
Convertible notes, net	474.7	469.1
Deferred tax liabilities	1.5	2.0
Other long-term liabilities	52.1	36.4
Total long-term liabilities	528.3	507.5

Shareholders’ equity:
Common stock	0.1	0.1
Additional paid-in-capital	2,895.8	2,874.1
Accumulated other comprehensive income	10.0	9.5
Accumulated deficit	(885.3)	(847.5)
Total shareholders’ equity	2,020.6	2,036.2
Non-controlling interest	5.0	5.0
Total equity	2,025.6	2,041.2
Total liabilities and shareholders’ equity	$2,796.6	$2,816.9

CREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended
(in millions of U.S. Dollars)	September 29, 2019	September 23, 2018
Operating activities:
Net loss from continuing operations	($37.8)	($0.8)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	28.6	29.5
Amortization of debt issuance costs and discount	5.6	1.8
Stock-based compensation	16.9	10.0
Loss on disposal or impairment of long-lived assets	1.0	0.5
Amortization of premium/discount on investments	—	0.8
(Gain)/loss on equity investment	(3.5)	6.7
Foreign exchange loss on equity investment	0.1	0.6
Deferred income taxes	—	(2.3)
Changes in operating assets and liabilities:
Accounts receivable, net	(8.8)	(7.4)
Inventories	5.0	(7.9)
Prepaid expenses and other assets	7.9	1.1
Accounts payable, trade	(21.7)	3.4
Accrued salaries and wages and other liabilities	(20.5)	4.2
Accrued contract liabilities	7.2	0.9
Net cash (used in) provided by operating activities of continuing operations	(20.0)	41.1
Net cash provided by operating activities of discontinued operations	—	3.7
Cash (used in) provided by operating activities	(20.0)	44.8

Investing activities:
Purchases of property and equipment	(42.0)	(31.0)
Purchases of patent and licensing rights	(1.1)	(2.4)
Proceeds from sale of property and equipment	—	0.2
Purchases of short-term investments	(134.0)	(145.8)
Proceeds from maturities of short-term investments	93.0	58.3
Proceeds from sale of short-term investments	31.8	24.8
Net cash used in investing activities of continuing operations	(52.3)	(95.9)
Net cash used in investing activities of discontinued operations	—	(6.4)
Cash used in investing activities	(52.3)	(102.3)

Financing activities:
Proceeds from long-term debt borrowings	—	95.0
Payments on long-term debt borrowings	—	(387.0)
Proceeds from convertible notes	—	575.0
Payments of debt issuance costs	—	(12.9)
Proceeds from issuance of common stock	18.6	15.5
Tax withholding on vested equity awards	(13.2)	(10.8)
Cash provided by financing activities	5.4	274.8
Effects of foreign exchange changes on cash and cash equivalents	(0.3)	0.1
Net change in cash and cash equivalents	(67.2)	217.4
Cash and cash equivalents, beginning of period	500.5	118.9
Cash and cash equivalents, end of period	$433.3	$336.3

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker (CODM), for the three months ended September 29, 2019 and September 23, 2018. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three months ended
(in millions of U.S. Dollars, except percentages)	September 29, 2019	September 23, 2018	Change
Wolfspeed revenue	$127.7	$127.4	$0.3	—%
Wolfspeed percent of revenue	53%	46%
LED Products revenue	115.1	146.8	(31.7)	(22)%
LED Products percent of revenue	47%	54%
Total revenue	$242.8	$274.2	($31.4)	(11)%

	Three months ended
(in millions of U.S. Dollars, except percentages)	September 29, 2019	September 23, 2018	Change
Wolfspeed gross profit	$59.0	$60.4	($1.4)	(2)%
Wolfspeed gross margin	46%	47%
LED Products gross profit	22.1	41.3	(19.2)	(46)%
LED Products gross margin	19%	28%
Unallocated costs	(6.9)	(2.2)	(4.7)	(214)%
COGS acquisition related costs	—	(1.2)	1.2	100%
Consolidated gross profit	$74.2	$98.3	($24.1)	(25)%
Consolidated gross margin	31%	36%
Reportable Segments Description
The Company's Wolfspeed segment's products consists of silicon carbide and gallium nitride (GaN) materials, and power devices and RF devices based on wide bandgap semiconductor materials and silicon. The Company's LED Products segment's products consist of LED chips and LED components.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated (loss) income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated. Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, annual incentive plans and matching contributions under the Company's 401(k) Plan.
The cost of goods sold (COGS) acquisition related cost adjustment includes inventory fair value amortization of the fair value increase to inventory recognized at the date of acquisition, and acquisition costs resulting from the purchase of certain assets from Infineon's RF Power (RF Power) business in our fiscal 2018 third quarter, impacting cost of revenue for fiscal 2019. These costs were not allocated to the reportable segments’ gross profit for fiscal 2019 because they represent an adjustment which does not provide comparability to the corresponding prior period and therefore were not reviewed by our CODM when evaluating segment performance and allocating resources.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating income (expense), net, non-GAAP net (loss) income, non-GAAP diluted (loss) earnings per share from continuing operations and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Factory optimization restructuring. In May 2019, the Company started a significant, multi-year factory optimization plan ("factory optimization plan") to be anchored by a state-of-the-art, automated 200mm silicon carbide fabrication facility. In September 2019, the Company announced the intent to build the new fabrication facility in Marcy, New York to complement the factory expansion underway at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company will incur restructuring costs associated with the movement of equipment as well as disposals on certain long-lived assets. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Cree does not believe these costs are reflective of ongoing operating results. Similarly, Cree does not consider the realized losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Severance and other restructuring. For the three months ended September 29, 2019, these costs relate to the Company realigning its sales resources as part of the Company's transition to a more focused semiconductor company. For the three months ended September 23, 2018, these costs relate to the Company realigning the Company's cost base with a long-range business strategy that was announced in February 2018. Cree does not believe these costs are reflective of ongoing operating results.
Project, transformation and transaction costs. The Company has incurred professional services fees associated with acquisitions and divestitures, as well as for internal transformation programs designed to improve its operating margins and change the manner in which business is conducted. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Factory optimization start-up costs. The Company has incurred and will incur start-up costs as part of the factory optimization plan. Cree does not believe these costs are reflective of ongoing operating results.

Non-restructuring related executive severance. The Company has incurred costs in conjunction with the termination of key executive personnel. Cree excludes these items because Cree believes they have no direct correlation to the ongoing operating results of Cree's business.
Transition service agreement costs. As a result of the sale of the Lighting Products business unit, the Company is providing certain IT services under a transition services agreement which will not be reimbursed. Cree excludes the costs of these services because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Asset impairment. The Company incurred impairment charges in conjunction with the factory optimization plan. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Net changes in fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Accretion on convertible notes. In August 2018, the Company issued $575 million in convertible notes resulting in interest accretion on the convertible notes' issue costs and discount. Management considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.
Income tax adjustment. This amount reconciles GAAP tax expense (benefit) to a calculated non-GAAP tax expense (benefit) utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before taxes.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended
	September 29, 2019	September 23, 2018
GAAP gross profit	$74.2	$98.3
GAAP gross margin percentage	31%	36%
Adjustments:
Stock-based compensation expense	2.2	1.6
Project, transformation and transaction costs	—	1.2
Non-GAAP gross profit	$76.4	$101.1
Non-GAAP gross margin percentage	31%	37%

Non-GAAP Operating (Loss) Income

	Three months ended
	September 29, 2019	September 23, 2018
GAAP operating (loss) income from continuing operations	($38.9)	$10.8
GAAP operating (loss) income percentage	(16)%	4%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	2.2	1.6
Research and development	2.4	1.5
Sales, general and administrative	12.3	6.9
Total stock-based compensation expense	16.9	10.0
Amortization or impairment of acquisition-related intangibles	3.6	3.9
Factory optimization restructuring	1.2	—
Severance and other restructuring	0.8	2.6
Project, transformation and transaction costs	2.6	1.6
Factory optimization start-up costs	1.4	—
Non-restructuring related executive severance	1.2	—
Transition service agreement costs	3.0	—
Asset impairment	0.2	—
Non-GAAP operating (loss) income	($8.0)	$28.9
Non-GAAP operating (loss) income percentage	(3)%	11%

Non-GAAP Non-Operating Income (Expense), net

	Three months ended
	September 29, 2019	September 23, 2018
Non-operating income (expense), net	$1.6	($9.7)
Adjustments:
Net changes in the fair value of Lextar investment	(3.4)	7.3
Accretion on convertible notes	5.6	1.8
Non-GAAP non-operating income (expense), net	$3.8	($0.6)

Non-GAAP Net (Loss) Income

	Three months ended
	September 29, 2019	September 23, 2018
GAAP net loss from continuing operations	($37.8)	($0.8)
Adjustments:
Stock-based compensation expense	16.9	10.0
Amortization or impairment of acquisition-related intangibles	3.6	3.9
Factory optimization restructuring	1.2	—
Severance and other restructuring	0.8	2.6
Project, transformation and transaction costs	2.6	1.6
Factory optimization start-up costs	1.4	—
Non-restructuring related executive severance	1.2	—
Transition service agreement costs	3.0	—
Asset impairment	0.2	—
Net changes in the fair value of Lextar investment	(3.4)	7.3
Accretion on convertible notes	5.6	1.8
Total adjustments to GAAP net loss from continuing operations before provision for income taxes	33.1	27.2
Income tax adjustment - benefit/(expense)	1.1	(3.2)
Non-GAAP net (loss) income from continuing operations	($3.6)	$23.2

Non-GAAP diluted (loss) earnings per share from continuing operations	($0.03)	$0.23

Non-GAAP weighted average shares (in thousands)	107,113	101,884

Free Cash Flow

	Three months ended
	September 29, 2019	September 23, 2018
Net cash (used in) provided by operating activities of continuing operations	($20.0)	$41.1
Less: PP&E spending	(42.0)	(31.0)
Less: Patents spending	(1.1)	(2.4)
Total free cash flow	($63.1)	$7.7

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	December 29, 2019
GAAP net loss outlook range	($49) to ($45)
Adjustments:
Stock-based compensation expense	13
Amortization or impairment of acquisition-related intangibles	4
Factory optimization restructuring and start-up costs	4
Accretion on convertible notes	6
Project, transformation, transaction and transition costs	4
Total adjustments to GAAP net loss before provision for income taxes	31
Income tax adjustment - benefit/(expense)	6
Non-GAAP net loss outlook range	($12) to ($8)

Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.